UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2014 (March 4, 2014)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13831	74-2851603
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Incentive Plan. On March 4, 2014, the Compensation Committee of the Board of Directors of Quanta Services, Inc. (the “Company”) adopted the Quanta Services, Inc. 2014 Incentive Bonus Plan (the “Incentive Plan”). Under the Incentive Plan, certain senior management employees, including executive officers, of the Company are eligible to receive bonus awards payable in cash, restricted stock units (RSUs) and/or performance units. All equity-based awards earned under the Incentive Plan, if any, will be made pursuant to the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “Omnibus Plan”) or other plans that may be approved from time to time by the Board or by stockholders as required.

Certain awards under the Incentive Plan are based on the achievement of annual or long-term performance goals. For 2014, annual incentive performance goals for executive officers consist of earnings per share targets and individual objectives that may consist of safety statistics, return metrics, segment performance, safety leadership activities, or other strategic initiatives, among others. Long-term incentive performance goals for the 2014-2016 performance period consist of financial targets and strategic goals that may include return metrics, revenue/operating income targets, safety metrics, or strategic initiatives, among others. The Incentive Plan also provides for additional discretionary awards in cash, RSUs and/or performance units for executive officers and senior management employees. The Compensation Committee, based on recommendations of management, establishes specific target amounts for the participants under the Incentive Plan. All awards to executive officers under the Incentive Plan are subject to approval by the Compensation Committee prior to the date any such awards are granted.

Form of Performance Unit Award Agreement. On March 4, 2014, the Compensation Committee also approved the terms of the form of performance unit award agreement to be used in connection with grants of performance units to certain employees, including executive officers, of the Company or its affiliates pursuant to the Omnibus Plan. The form of award agreement contemplates a target number of performance units and provides that the number of performance units to be earned may range from 0% to 200% of the target number, depending upon whether and to what extent performance goals comprised of one or more of the performance criteria described in Section 11(c) of the Omnibus Plan and approved by the Compensation Committee have been achieved over a three-year performance period. Following the performance period, upon determination by the Compensation Committee (the “Determination Date”) with respect to the achievement of performance goals and the resulting number of performance units earned, the Company will issue to the participant the corresponding number of shares of common stock (less any shares of common stock withheld to satisfy payroll and other tax withholding obligations). The participant will also be entitled to receive a cash dividend equivalent payment with respect to each underlying share of common stock attributable to earned performance units. Upon any termination of the participant’s continuous service prior to the Determination Date, all unearned performance units as of the date of termination of service will be forfeited, except that upon the death of the participant during the participant’s continuous service or upon the occurrence of a Change in Control (as defined in the Omnibus Plan) during the participant’s continuous service, a number of performance units will become earned, and a corresponding number of shares of common stock will be issued, based on the achievement of performance goals as of the date of the participant’s death or the Change in Control, as applicable, and the forecasted achievement of such goals for the remainder of the performance period.

The foregoing descriptions of the Incentive Plan and the form of performance unit award agreement are qualified in their entirety by reference to the Incentive Plan, the award agreement and the Omnibus Plan, copies of which are included as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1*	2014 Incentive Bonus Plan

10.2*	Form of Performance Unit Award Agreement for awards to employees/consultants pursuant to the 2011 Omnibus Equity Incentive Plan

10.3*	Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (previously filed as Exhibit 4.5 to the Company’s Form S-8 (No. 333-174374) filed May 20, 2011 and incorporated herein by reference)

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2014	QUANTA SERVICES, INC.

	By:	/s/ Eric B. Brown
Name: Eric B. Brown
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1*	2014 Incentive Bonus Plan

10.2*	Form of Performance Unit Award Agreement for awards to employees/consultants pursuant to the 2011 Omnibus Equity Incentive Plan

10.3*	Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (previously filed as Exhibit 4.5 to the Company’s Form S-8 (No. 333-174374) filed May 20, 2011 and incorporated herein by reference)

*	Management contract or compensatory plan or arrangement